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                                                                EXHIBIT 10.13

                           THOMAS & BETTS CORPORATION
                     NONEMPLOYEE DIRECTORS STOCK OPTION PLAN
                             (EFFECTIVE MAY 5, 1999)


     1. PURPOSE. The purpose of the Thomas & Betts Corporation Nonemployee Directors Stock Option Plan (the "Plan") is to promote the long-term success of Thomas & Betts Corporation (the "Corporation") by providing a means for each nonemployee director to increase his or her holdings of common stock of the Corporation through the annual grant of a nonqualified stock option ("Option" or "Options, as appropriate).

     2. TERM. The Plan shall be effective May 5, 1999 and shall remain in effect until terminated by the Corporation's Board of Directors (the "Board"). After termination of the Plan, no future Options may be granted, but previously granted Options shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

     3. PLAN ADMINISTRATION. Committees appointed by the Board (each, a "Committee") shall be responsible for administering the Plan. With respect to any determination for which approval of the specific transaction (and not the Plan as a whole) is necessary or advisable for purposes of Section 16(b) of the Securities Exchange Act of 1934 (the "1934 Act"), the Committee shall be comprised solely of two or more members of the Board, each of whom meets the definition of a "nonemployee director" as set forth in Rule 16b-3(b)(3) under the 1934 Act, or any successor rule. Except as provided in the preceding sentence, the Committee shall be the Corporate Governance Committee of the Board, unless otherwise determined by the Board. Subject to the terms of the Plan, the Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be exercised in the best interests of the Corporation.

     4. ELIGIBILITY. Each member of the Board who is neither an officer nor an employee of the Corporation or any of its subsidiaries or affiliates shall be eligible to receive one or more Options under the Plan; provided, however, that a member of the Board who has entered into an agreement with the Corporation which provides that he or she is not eligible to receive any additional remuneration in connection with his or her services as a member of the Board shall not be eligible to receive an Option under the Plan during the term of such agreement. A member of the Board who is eligible to receive an Option under the Plan is hereinafter referred to as a "Nonemployee Director."

     5. SHARES OF COMMON STOCK SUBJECT TO THE PLAN. Options may be granted under the Plan to purchase in the aggregate for distribution pursuant to the terms of the Plan a maximum of 100,000 shares of the issued and outstanding common stock of the Corporation, $0.10 par value (the "Common Stock"), subject to adjustment as provided in Section 6. If any Option granted under the Plan expires or terminates for any reason without having been exercised in full, the Common Stock subject to, but not delivered under, such Option shall become available for the grant of other Options under the Plan. Any shares of Common Stock issued under the Plan will consist of authorized and unissued shares.


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     6.   ADJUSTMENTS AND REORGANIZATIONS. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of Corporation assets to shareholders, or any other change affecting shares, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (i) the aggregate number of shares that may be issued under the Plan, (ii) the number of shares (stated in Section 7(b)) subject to each Option to be granted under the Plan, (iii) the number of shares subject to each outstanding Option granted under the Plan, and
(iv) the per share purchase price for any outstanding Options under the Plan. Any such adjustment shall be made only as necessary to maintain the proportionate interest of each Nonemployee Director who has received, or is eligible to receive, an Option under the Plan and preserve, without exceeding, the value of each Option.

     7. OPTIONS. Each Option granted to a Nonemployee Director under the Plan shall be subject to the following terms.

          (a) GRANT OF OPTION. Effective May 5, 1999, each Nonemployee Director shall receive an annual grant of an Option as of the date he or she is elected, and each date he or she is re-elected, to the Board.

          (b) SHARES SUBJECT TO OPTION. The number of shares of Common Stock subject to each Option granted under Section 7(a) shall be 800 (subject to adjustment as provided in Section 6); provided, however, that such number shall be adjusted PRO RATA in the case of an Option granted to a Nonemployee Director elected at other than an annual meeting of shareholders, based on the number of full or partial calendar months between the date of grant and the month in which the next annual meeting of the shareholders of the Corporation will be held. In no event, however, may any Nonemployee Director acquire under the Plan more than one percent of the shares of Common Stock outstanding as of May 5, 1999.

          (c) PURCHASE PRICE. The purchase price of each share of Common Stock subject to an Option shall be Fair Market Value (as defined in Section 8) on the date of grant.

          (d) TERM. Subject to earlier termination as provided in Sections 7(f),
(g) and (h), the term of each Option shall be ten years from the date of its grant.

          (e) EXERCISE. Each Option shall be fully exercisable on the date of grant. An Option may be exercised in whole or in part at any time, or from time to time, but not later than the date the Option expires. No fractional shares shall be issued under the Plan.

          The purchase price shall be payable:

                (1)    in U.S. currency; or

                (2) in shares of Common Stock previously acquired by the Nonemployee Director; provided that if such shares of Common Stock were acquired through the exercise of an option, such shares shall have been held by the Nonemployee Director for a period of at least one year on the date of exercise;


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                (3)    by delivering a properly  executed notice of exercise
of the Option to a broker designated by the Corporation, with irrevocable instructions to the broker promptly to deliver to the Corporation the amount of sale or loan proceeds necessary to pay the exercise price of the Option; or

                (4)    in any combination of paragraphs (1), (2) and (3) above.

                  In the event the purchase price is paid, in whole or in part, with shares of Common Stock, the portion of the purchase price so paid shall be equal to the closing sales price as reported on the composite tape for securities listed on the New York Stock Exchange on the business day immediately preceding the date of exercise of the Option.

          (f) EXERCISE UPON RETIREMENT OR DISABILITY OF NONEMPLOYEE DIRECTOR. If a Nonemployee Director shall retire in accordance with the retirement policy of the Board, or if a Nonemployee Director's membership on the Board is terminated as a consequence of disability (within the meaning of section 22(e)(3) of the Internal Revenue Code of 1986, as amended), his or her Option or Options may be exercised at any time prior to the earlier of (i) the expiration date of such Option, or (ii) six years after the date of such termination of membership on the Board. In the event of the Nonemployee Director's disability, his or her Option or Options may be so exercised by his or her legal representative.

          (g) EXERCISE UPON DEATH OF NONEMPLOYEE DIRECTOR. If a Nonemployee Director shall die during his or her membership on the Board or within three years of his or her retirement in accordance with Section 7(f), his or her Option or Options may be exercised by the Nonemployee Director's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance, at any time prior to the earlier of (i) the expiration date specified in such Option, or (ii) three years after the date of death.

          (h) END OF BOARD MEMBERSHIP FOR ANY OTHER REASON. If a Nonemployee Director's membership on the Board terminates for any reason (such as, without limitation, failure to be re-elected by the Corporation's shareholders) other than by retirement, disability or death, his or her Option or Options may be exercised by the Nonemployee Director at any time prior to the earlier of (i) the expiration date specified in such Option, or (ii) three months after the date of such termination of membership on the Board.

          (i) TRANSFERABILITY. A Nonemployee Director may transfer an Option for no consideration to (1) a member of his or her immediate family (as defined in Rule 16a-1(e) under the 1934 Act), a niece, a nephew, a former spouse, or any person sharing the Nonemployee Director's household (other than a tenant or employee) ("Permitted Transferees"), (2) a trust in which one or more Permitted Transferees in the aggregate have more than 50% of the beneficial interest, (3) a foundation in which one or more Permitted Transferees (and the Nonemployee Director) in the aggregate control the management of assets, and (4) any other entity in which one or more Permitted Transferees (and the Nonemployee Director) in the aggregate own more than 50% of the voting interests. Except as provided in the preceding sentence, or by will or the laws of descent and distribution, an Option shall not be assignable or transferable by the Nonemployee Director, and during the lifetime of the Nonemployee Director, the Option shall be exercisable only by him or her or by his or her guardian or legal representative. Any Option transferred by a Nonemployee Director shall not be assignable or transferable by the transferee,

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and the transferee shall remain subject to all the terms and conditions of the
Option prior to such transfer. If the Nonemployee Director is married at the time of exercise and if the Nonemployee Director so requests at the time of exercise, the shares of Common Stock shall be registered in the name of the Nonemployee Director and the Nonemployee Director's spouse, jointly, with right of survivorship.

     8. FAIR MARKET VALUE. "Fair Market Value" for all purposes under the Plan shall mean the average of the high and low sales prices of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange for the date in question, or if no sales of Common Stock were made on said Exchange on that date, the average of the high and low sales prices of Common Stock as reported on said composite tape for the preceding day on which sales of Common Stock were made on said Exchange.

     9. OPTION AGREEMENTS. Options under the Plan shall be evidenced by agreements that set forth the terms, conditions and limitations for each Option. The Committee need not require the execution of any such agreement by the recipient, in which case the delivery of the Option to the respective Nonemployee Director will constitute his or her acceptance and agreement to the terms of the Option.

     10. PLAN AMENDMENT. The Board may amend the Plan as it deems necessary or appropriate; provided, however that no such amendment shall cause the terms and conditions of Options to fail to be fixed in advance, within the meaning of Securities and Exchange Commission interpretations under Section 16(b) of the 1934 Act.

     11. UNFUNDED PLAN. The Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Corporation and any participant or other person. To the extent any person holds any rights by virtue of an Option granted under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Corporation.

     12. GOVERNING LAW. The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Tennessee and applicable federal law.

     13. SUCCESSORS AND ASSIGNS. The Plan shall be binding on all successors and assigns of a Nonemployee Director, including, without limitation, the estate of the Nonemployee Director and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Nonemployee Director's creditors.

     14. RIGHTS AS A SHAREHOLDER. Neither a Nonemployee Director nor his or her successor or successors in interest shall have any rights as a shareholder with respect to a share of Common Stock subject to an Option until he or she becomes the holder of record.

     15. RETENTION AS DIRECTOR. Nothing contained in the Plan or any Option agreement under the Plan shall interfere with or limit in any way the right of the shareholders of the Corporation or the Board to remove any Nonemployee Director from the Board pursuant to the Charter or the bylaws of the Corporation, nor confer upon any Nonemployee Director any right to continue in the service of the Corporation.

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                                 GRANT AGREEMENT

                 NONEMPLOYEE DIRECTOR NONQUALIFIED STOCK OPTION

         This Nonqualified Stock Option Agreement is made by and between Thomas & Betts Corporation (the "Corporation") and the nonemployee director of the Corporation identified in the attached Notice of Grant of Stock Option (the "Optionee").

         WHEREAS, the Corporation desires to afford the Optionee an opportunity to purchase shares of common stock of the Corporation ("Shares") as hereinafter provided, in accordance with the provisions of the Thomas & Betts Corporation Nonemployee Directors' Stock Option Plan (the "Plan");

         NOW, THEREFORE, for and in consideration of the provisions and conditions as stated herein and in the Plan, and for other good and valuable consideration, it is agreed as follows:

     (1) GRANT OF OPTION. Subject to the terms and conditions contained herein and in the Plan, the Corporation hereby grants the Optionee the right and option (the "Option") to purchase the number of Shares specified in the attached Notice of Grant of Stock Option, subject to adjustment pursuant to Paragraph 8, at the price per share set forth in the attached Notice of Grant of Stock Option, subject to adjustment pursuant to Paragraph 8. This Option is not intended to qualify as an incentive stock option ("ISO") as that term is defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

     (2) VESTING AND EXERCISABILITY. This Option shall be fully vested and exercisable on the date of grant set forth in the attached Notice of Grant of Stock Option (the "Date of Grant").

     (3) METHOD OF EXERCISE. This Option may be exercised by giving written notice to the Corporation's Director of Compensation or other designated person of the Corporation at its principal office, or to the broker designated by the Corporation (the "Designated Broker") no later than the Expiration Date (as defined in Paragraph 4).

         Notices of exercise provided to the Corporation shall include a statement of the number of Shares with respect to which this Option is being exercised, and shall be accompanied by full tender of the purchase price payable which may be made in whole or in part either in U.S. currency or by tendering such number of whole Shares owned by the Optionee, the fair market value of which as of the close of the business day immediately preceding the date of exercise does not exceed the purchase price payable; provided, however, that if the Shares to be tendered were acquired by exercise of an option, such Shares shall have been owned by the Optionee for at least one year prior to such payment.

         Notices of exercise provided to the Designated Broker shall be in such form and satisfy such conditions as the Designated Broker shall require.

         Nothing in this Agreement shall confer upon the Optionee any rights as a stockholder with respect to a Share prior to the time he or she becomes the holder of record of such Share.

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     (4) EXPIRATION DATE. Unless this Option expires earlier in accordance with any provision of Paragraph 5, this Option shall expire (no longer be exercisable) on the date which is ten years from the Date of Grant (the "Expiration Date").

     (5) TERMINATION OF BOARD MEMBERSHIP. If, prior to the Expiration Date, the Optionee (i) becomes totally and permanently disabled (as defined in the Plan) ("Disabled"), (ii) retires, (iii) dies, or (iv) otherwise terminates membership on the Board, this Option shall be exercisable under the circumstances and for the time periods set forth below, but only to the extent such time periods do not extend the Expiration Date.

         (a) RETIREMENT. If the Optionee retires in accordance with the retirement policy of the Board of Directors of the Corporation (the "Board"), this Option may be exercised at any time within six years of the date of such retirement.

         (b) DISABILITY. If the Optionee becomes Disabled, this Option may be exercised at any time within six years of the date the Optionee's membership on the Board is terminated by reason of being Disabled.

         (c) DEATH. If the Optionee dies during his membership on the Board or within three years of his retirement in accordance with subparagraph (a) above, this Option may be exercised at any time within three years of the Optionee's date of death by the legal representative of the Optionee or any person who acquires this Option by bequest or inheritance.

         (d) TERMINATION FOR REASON OTHER THAN RETIREMENT, DISABILITY OR DEATH. If the Optionee's membership on the Board terminates for any reason other than
(i) retirement in accordance with subparagraph (a) above, (ii) becoming Disabled, or (iii) death, this Option may be exercised within three months of the date of such termination.

     (6) REGISTRATION. The Optionee agrees, by the acceptance of this Option, for himself or herself and his or her successors and assigns, that if a registration statement under the Securities Act of 1933 is not in effect at the time of the exercise of any portion of this Option, with respect to the sale by the Corporation and the resale by the Optionee of the Shares issuable upon such exercise, it shall be a condition precedent to the right to purchase such Shares that the notice of exercise shall be accompanied by a written representation that the Optionee or his or her successor or assign is acquiring such Shares for his or her own or such successor or assign's account for investment and not with a view to the distribution thereof.

     (7) LISTING. The Corporation shall not be required to issue or deliver any Shares purchased upon the exercise of this Option until the admission of such Shares to listing on any stock exchange on which the Corporation's stock may then be listed and until the Corporation takes such steps as may be required by law and applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange as above mentioned, or until, in the opinion of counsel for the Corporation, any such listing or registration or other steps are not required.

     (8) SHARES/ADJUSTMENT. The Shares issued upon exercise of this Option will be authorized but unissued stock. The number of Shares with respect to which this Option may be exercised, and the price payable with respect thereto, shall be proportionately adjusted in the


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event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation, spin-off or other change affecting the Shares; provided, however, such proportional adjustment shall be made to the extent, if any, the committee responsible for administering this aspect of the Plan deems appropriate to maintain the proportionate interest of the Optionee or his or her successors or assigns and preserve, without exceeding, the value of this Option.

     (9) RETENTION AS DIRECTOR. The granting of this Option shall not interfere with or limit in any way the right of the shareholders of the Corporation or the Board to remove the Optionee from the Board pursuant to the Charter or bylaws of the Corporation, nor confer upon the Optionee any right to continue in the service of the Corporation.

     (10) SUCCESSORS AND ASSIGNS. This Option shall be binding upon the Corporation and its successors and assigns, and upon the Optionee, and his or her successors and assigns, including, without limitation, the Optionee's administrators and executors and any alternate payee under a qualified domestic relations order.

     (11) TRANSFERABILITY. The Optionee may transfer this Option for no consideration to (1) the Optionee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, and sister-in-law, including adoptive relationships, and any person sharing the Optionee's household (other than a tenant or employee) ("Permitted Transferees"), (2) a trust in which one or more Permitted Transferees in the aggregate have more than 50% of the beneficial interest, (3) a foundation in which one or more Permitted Transferees (and the Optionee) in the aggregate control the management of assets, and (4) any other entity in which one or more Permitted Transferees (and the Optionee) in the aggregate own more than 50% of the voting interests. The Optionee shall provide the Director of Compensation of the Corporation (or other designated person of the Corporation) advance notice of any transfer pursuant to the preceding sentence. Except as provided in this Paragraph 11, or by will or the laws of decent and distribution, this Option shall not be assignable or transferable by the Optionee, and during the lifetime of the Optionee, this Option shall be exercisable only by the Optionee or his or her legal guardian or legal representative. Any Option transferred by the Optionee shall not be assignable or transferable by the transferee, and the transferee shall remain subject to all the terms and conditions of the Option prior to such transfer.

         If the Optionee is married at the time of exercise and if the Optionee so requests at the time of exercise, the Shares shall be registered in the name of the Optionee and the Optionee's spouse, jointly, with right of survivorship.

     (12) GOVERNING LAW. The validity, construction and effect of this Agreement shall be determined in accordance with applicable federal law, and otherwise by the laws of the State of Tennessee, without giving effect to the principles of conflicts of laws.


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